EXHIBIT 99.3

Synthesis Energy Systems' Board of Directors Appoints DeLome Fair President and Chief Executive Officer

Ms. Fair is One of the World’s Leading Experts in Clean Energy Gasification Technology Commercialization, and IGCC Power Generation Technology

Robert W. Rigdon Steps Up to the Role of Vice Chairman of the Board

HOUSTON, Feb. 11, 2016 (GLOBE NEWSWIRE) -- Synthesis Energy Systems, Inc. (SES) (NASDAQ:SYMX), a global energy and gasification technology company whose advanced SES Gasification Technology (SGT) can produce clean, low-cost syngas for power generation, industrial fuel gas, chemicals and transportation fuels, replacing expensive natural gas and LNG based energy, announced the appointment of DeLome Fair to President and Chief Executive Officer, effective February 15, 2016. Ms. Fair joined the SES executive team in December, 2014 as Senior Vice President, Gasification Technology, and in March, 2015 was additionally named President of SES Technologies, LLC. Current President, CEO and Director Robert W. Rigdon, will remain on the Board and has been appointed to the post of Vice Chairman.

“The SES Board of Directors and I are very pleased to appoint DeLome as our new CEO and to have Robert move up to Vice Chairman. SES is very fortunate to have both of these outstanding and well-known global leaders in the gasification industry and technology commercialization, as we continue to strengthen the value creation potential of our unique position as the world leader in the production of cost-efficient clean energy from globally abundant low-cost feedstocks,” said Lorenzo Lamadrid, Chairman of the Board. "Under Robert’s dedicated and tireless leadership, SES has successfully established important joint venture companies, built five projects with twelve of our gasification systems, demonstrated the outstanding performance of our technology, secured important partnerships with global market leaders in the power and steel industries, and moved SES into a leading position on the world stage for gasification technologies. With these key accomplishments, SES has successfully put in place the building blocks and established the foundation from which it can now rapidly grow and begin realizing the huge and exciting value creation opportunity that our leading technology makes possible.

"With our enhanced global growth strategy and the additional leadership experience DeLome brings to the CEO role, from her background at GE along with her entire career’s work in the field of gasification technology and IGCC cleaner coal power, along with Robert’s new role as Vice Chairman working closely with me, we are strengthening our leadership, leveraging our ability to take on more projects, and participating more broadly in the huge, clean energy opportunity emerging in China and other countries that import natural gas and thereby significantly increasing the scale and the shareholder value creation potential of our unique company,” concluded Mr. Lamadrid.

“I am excited about the prospects of SES. We are expanding our capability in order to build on our past successes in a way that we believe provides the greatest opportunity for growing the Company. Our past accomplishments make it possible for SES, in addition to our technology and equipment supply business, to also focus on establishing smart financial structures which provide funding for multiple syngas fuel and power projects allowing SES to participate in the much larger and more valuable equity return benefits which we believe our technology affords. I believe SES is ready to make this next important step in growth and DeLome is the right executive to lead our existing technology and equipment business and integrate into the business the equity projects we’re developing,” said Mr. Rigdon. “As I step up to the role of Vice Chairman, I look forward to working alongside Lorenzo and my fellow board members and I will have an active role in steering the strategic growth and enhanced business model of the Company, and will lend strong support to DeLome and the management team.”

“It is with great excitement and anticipation that I accept the charge of leading SES as President and Chief Executive Officer. My entire career has been dedicated to gasification and clean energy, and I believe strongly that this is by far the best technology in the industry, and the future of gasification,” said Ms. Fair. “The SES clean energy technology is the only commercially demonstrated technology in the world that can handle the wide range of feedstocks including low quality lignite, brown coal, high quality bituminous coal, petroleum coke, renewable biomass, and municipal solid waste. In addition to the wide flexibility of feed capability, our technology can achieve higher efficiencies and lower costs than the competing technologies through the entire range of feeds. I believe that with SES Gasification Technology, we can create tremendous value for our shareholders while helping the world to grow with blue skies.”

Prior to joining SES in December, 2014, Ms. Fair served in executive positions with General Electric for five years. Her most recent position was General Manager for GE’s global gasification business from 2011-2014. In this role, Ms. Fair managed all global business development support, execution of customer orders, new product development, services, and project management, while leading a global team of 135 engineers based in the U.S., India, and China with an annual engineering budget of over $30 million. Ms. Fair’s expertise in gasification and IGCC technology led to her appointment as the first female Chief Consulting Engineer for GE Energy in 2008. In this role, Ms. Fair provided technical review and technology leadership for all engineering activities for the business, including the 630MW IGCC facility built by Duke Energy in Edwardsport, Indiana, the largest integrated gasification combined cycle (IGCC) facility in the world, with a total installed cost of $3.5 billion. Her contributions were a key factor in the successful startup and early operations of this facility.

Ms. Fair has been involved in design, startup and technical support for nearly half of the IGCC power generated in the world today. In 2003, Ms. Fair, served as a commercial manager, responsible for all aspects of gasification sales and contract negotiation for Texaco. After Texaco’s gasification business was acquired by GE, she became the Product Line Leader for GE’s IGCC Reference Plant – responsible for defining the Reference Plant to meet market requirements and assist in the commercialization of this product. Ms. Fair’s leadership and industry acumen were key contributors to the ultimate order and construction of the $3.5 billion Duke Energy project.

Ms. Fair began her career in gasification at Texaco in 1991, where she held multiple technology roles of increasing responsibility. Prior to moving into commercialization positions, she served as the Technology Manager for a world scale IGCC and Polygeneration facility that was being designed to generate 650MW of electric power, 150 MM standard cubic feet of hydrogen and two million pounds per hour of steam for a refinery in Louisiana. Ms. Fair had overall technical responsibility for the design effort and led the preliminary design and design optimization phases of the project development.

Ms. Fair received her Masters of Science and Bachelors of Science, both in Chemical Engineering, from the University of Kansas.

About Synthesis Energy Systems, Inc.
Synthesis Energy Systems (SES) is a Houston-based technology company focused on bringing clean high-value energy to developing countries from low-cost and low-grade coal, biomass and municipal wastes through its proprietary gasification technology based upon U-Gas®, licensed from the Gas Technology Institute. The SES Gasification Technology (SGT) can produce clean, low-cost syngas for power generation, industrial fuel gas, chemicals and transportation fuels, replacing expensive natural gas and LNG based energy. SNG enables Growth With Blue Skies, and greater fuel flexibility for both large-scale and efficient small- to medium-scale operations close to fuel sources. Fuel sources include low-rank, low-cost high ash, high moisture coals, which are significantly cheaper than higher grade coals, many coal waste products, biomass, and municipal waste feedstocks. For more information, please visit: www.synthesisenergy.com.

SES Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the completion of the expansion and repurposing of our ZZ Joint Venture plant to produce acetic acid and propionic acid; our ability to successfully expand the ZZ joint venture through our partnership with Saikong; the ability of our project with Yima to produce earnings and pay dividends; our ability to develop and expand business of the Tianwo-SES joint venture in the joint venture territory; the continued shutdown of the ZZ Joint Venture plant; our ability to successfully partner our technology business; our ability to develop our power business unit and marketing arrangement with GE and our other business verticals, including DRI steel, through our marketing arrangement with Midrex Technologies, and renewables; our ability to successfully develop the SES licensing business; events or circumstances which result in an impairment of assets, including, but not limited to, at our ZZ Joint Venture; our ability to reduce operating costs; our ability to make distributions and repatriate earnings from our Chinese operations; our limited history, and viability of our technology; commodity prices, including in particular methanol, and the availability and terms of financing; our ability to obtain the necessary approvals and permits for future projects; our ability to raise additional capital, if any, and our ability to estimate the sufficiency of existing capital resources; the sufficiency of internal controls and procedures; and our results of operations in countries outside of the U.S., where we are continuing to pursue and develop projects. Although SES believes that in making such forward-looking statements our expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected by us. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

Contact:

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Investor Relations:
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Arsen Mugurdumov
414.351.9758
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